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                                                                    EXHIBIT 99.3

                           LETTER TO DTC PARTICIPANTS
            REGARDING THE OFFER TO EXCHANGE ANY AND ALL OUTSTANDING
                   11 3/4% SENIOR SUBORDINATED NOTES DUE 2013
                                      FOR
                   11 3/4% SENIOR SUBORDINATED NOTES DUE 2013
                                       OF

                            SS&C TECHNOLOGIES, INC.
              PURSUANT TO THE PROSPECTUS DATED              , 2006

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
            , 2006, UNLESS EXTENDED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED FROM TIME TO TIME, THE "EXPIRATION DATE"). TENDERS MAY BE WITHDRAWN AT ANY TIME PRIOR THE EXPIRATION DATE.

                                                                          , 2006

To Securities Dealers, Commercial Banks, Trust Companies and Other Nominees:

     Enclosed for your consideration is a Prospectus dated          , 2006 (the
"Prospectus") and a Letter of Transmittal (the "Letter of Transmittal") that together constitute the offer (the "Exchange Offer") by SS&C Technologies, Inc., a Delaware corporation (the "Company"), to exchange up to $205,000,000 in principal amount of its 11 3/4% Senior Subordinated Notes due 2013 (the "Exchange Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for any and all outstanding 11 3/4% Senior Subordinated Notes due 2013, issued and sold in a transaction exempt from registration under the Securities Act (the "Private Notes"), upon the terms and conditions set forth in the Prospectus. The Prospectus and Letter of Transmittal more fully describe the Exchange Offer. Capitalized terms used but not defined herein have the meanings given to them in the Prospectus.

     We are asking you to contact your clients for whom you hold Private Notes registered in your name or in the name of your nominee. In addition, we ask you to contact your clients who, to your knowledge, hold Private Notes registered in their own name.

     Enclosed are copies of the following documents:

        1. The Prospectus;

        2. The Letter of Transmittal for your use in connection with the tender of Private Notes and for the information of your clients;

        3. The Notice of Guaranteed Delivery to be used to accept the Exchange Offer if the Private Notes and all other required documents cannot be delivered to the Exchange Agent prior to the Expiration Date;

        4. A form of letter that may be sent to your clients for whose accounts you hold Private Notes registered in your name or the name of your nominee, with space provided for obtaining the clients' instructions with regard to the Exchange Offer; and

        5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

     DTC participants will be able to execute tenders through the DTC Automated Tender Offer Program.
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     PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY
TIME, ON           , 2006, UNLESS EXTENDED BY THE COMPANY. WE URGE YOU TO
CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE.

     You will be reimbursed by the Company for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients.

     Additional copies of the enclosed material may be obtained from the Exchange Agent, at the address and telephone numbers set forth below.

                                         Very truly yours,

                                         WELLS FARGO BANK, N.A.
                                         Corporate Trust Operations
                                         MAC N9303-121
                                         P.O. Box 1517
                                         Minneapolis, MN 55480
                                         Attention: Reorg. Group
                                         (800) 344-5128

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     NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY
PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS AND THE LETTER OF TRANSMITTAL.

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